EXHIBIT 10.25

NON-EMPLOYEE OUTSIDE DIRECTOR

RESTRICTED STOCK UNIT AGREEMENT

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Participant:                                 [                ]

Grant Date:                                [                ]

Number of Restricted Stock Units Granted:                                                        [    ]

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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Roaring Fork Holding, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above; and

WHEREAS, it has been determined by the Committee (as defined in the Company’s 2016 Stock Option Plan (as amended, the “Plan”)) that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided for herein to the Participant; and

WHEREAS, this Agreement and the RSUs granted hereunder shall be applied as if they were issued under the Plan and will be subject to the following terms and conditions of the Plan, which are incorporated herein and made a part hereof (with such changes as the Board determines appropriate or necessary to give effect to the intent of this provision): (i) capitalized terms in this Agreement that are not otherwise defined herein shall have the meaning set forth in the Plan, (ii) Sections 4 (Administration of the Plan), 7 (Listing, Registration and Compliance with Laws and Regulations), 8 (Adjustment for Change in Common Stock), 12 (Repurchase Option), 13 (Restrictions on Transfer), 14 (Additional Restrictions on Transfer), 16 (Sale of the Company), 17 (Public Offering), 18 (Transfers in Violation of Plan), and 21 (Business Days) are incorporated herein as appropriate. For the sake of clarity, the use of “award” under the Plan shall be deemed to include this Award and the term “Option Share” shall be interpreted to mean Shares subject to, or delivered pursuant to, this Award.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.                                      Grant of RSUs. The Committee shall have the right and power to grant to any Participant such RSUs in such quantity as determined by the Committee and set forth in a written award agreement with respect to an RSU. RSUs granted under this Agreement shall be subject to such terms and conditions and evidenced by agreements as shall be determined from time to time by the Committee.

2.                                      Vesting and Settlement.

(a)         Vesting. Subject to the other provisions of this Section 2, one hundred percent (100%) of the RSUs shall vest on [the Grant Date/[            ](1)/the twelve (12)-month anniversary of the date hereof](2) (the “Vesting Date”); provided, that the Termination Date is not on or prior to such Vesting Date. There shall be no proportionate or partial vesting in the periods prior to each of the Vesting Date and all vesting shall occur only on the Vesting Dates, subject to the Participant’s continued service with the Company or any of its Subsidiaries on such Vesting Date.

(b)         Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the RSUs at any time and for any reason.

(c)          Termination Event. Upon the consummation of a Termination Event, any RSUs which were unvested immediately prior to such Termination Event shall be deemed vested RSUs (such RSUs which are subject to accelerated vesting being referred to as the “Accelerated RSUs”). The Participant hereby agrees that upon a Termination Event, the Accelerated RSUs shall be deemed to be automatically converted into a right solely to receive payment of the consideration (less any applicable taxes and withholdings), if any, otherwise payable (whether in the form of cash or stock) in respect of the shares of Common Stock underlying such Accelerated RSUs in connection with the Termination Event.

(d)         Termination due to Death or Disability. Subject to the Committee’s discretion to accelerate vesting hereunder, all unvested RSUs shall be immediately forfeited upon the Participant’s termination due to death or disability.

(e)          Forfeiture. Subject to the Committee’s discretion to accelerate vesting hereunder, all unvested RSUs shall be immediately forfeited upon the Participant’s termination by the Company, or due to the Participant’s voluntary resignation.

3.                                      Delivery of Shares.

(a)         General. Subject to the provisions of Sections 3(b) and 11(c) hereof, within thirty (30) days following the vesting of the RSUs, the Participant shall receive the number of shares of Common Stock that correspond to the number of RSUs that have become vested on the applicable vesting date.

(b)         Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 3(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half (2 1/2) months following the date such distribution would otherwise have been made hereunder.

(1)   Note to Draft: to be used for a fixed vesting date.

(2)   Note to Draft: to be edited based on specific vesting schedules.

4.                                      Dividends; Rights as Stockholder. Cash dividends on shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided, that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided, that such stock dividends shall be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.

5.                                      Non-Transferability. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder (which vested shares of Common Stock shall be subject to the limitations, including limitations on transferability, set forth in, inter alia, the organizational documents of the Company, the Amended and Restated Stockholders Agreement, dated as of July 23, 2016, by and among the Company and each of the persons listed on the schedules thereto (as amended, restated and amended and restated from time to time, the “Stockholders Agreement”), and applicable securities laws).

6.                                      Governing Law. All issues concerning this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision of rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each of the Company and the Participant submits to the co-exclusive jurisdiction of the United States District Court and any Delaware state court sitting in Wilmington, Delaware over any lawsuit under this Agreement and waives any objection based on venue or forum non conveniens with respect to any action instituted therein. Each of the Company and the Participant waives the necessity for personal service of any and all process upon it and consents that all such service of process may be made by registered or certified mail (return receipt requested), in each case directed to such party in accordance with the notice requirements set forth in this Agreement, and service so made will be deemed to be completed on the date of actual receipt. Each of the Company and the Participant consents to service of process as aforesaid. Nothing in this Agreement will prohibit personal service in lieu of the service by mail contemplated herein.

7.                                      Section 83(b) Election. Within thirty (30) days after the Participant has received any shares of Common Stock pursuant to Section 3, in the event the Participant is subject to United States federal income tax, Participant may make an effective election with the Internal Revenue Service under Section 83(b) of the Code (an “83(b) Election”) relative to the shares of Common Stock received pursuant to Section 3. Participant further acknowledges and understands that it is Participant’s sole obligation and responsibility to timely file such 83(b) Election, and neither the Company nor the Company’s legal or financial advisors shall have (i) any obligation or responsibility with respect to such filing or (ii) any liability resulting or arising from the failure to timely file such 83(b) Election.

8.                                      Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax due with respect to any amount payable and/or shares issuable under the Plan, and the Company may defer any such payment or issuance unless and until indemnified to its satisfaction.

9.                                      Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.

10.                               Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a)         The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.

(b)         If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c)          If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

11.                               Participant Acknowledgments. In connection with the grant of any RSU and/or the issuance of any Common Stock pursuant to this Agreement, the Participant acknowledges and agrees, that as a condition to any such grant or issuance:

(a)         Neither the grant of any RSU, the issuance of any Common Stock nor any provision contained in this Agreement shall entitle the Participant to remain in the service of the

Company or its Subsidiaries or affect the right of the Company to terminate any Participant’s service at any time for any reason.

(b)         The Participant will have consulted, or will have had an opportunity to consult with, independent legal counsel regarding his or her rights and obligations under this Agreement evidencing any grant of RSUs and he or she fully understands the terms and conditions contained herein and therein.

(c)                                  Prior to the issuance of any shares of Common Stock hereunder, the Participant will deliver to the Company an executed consent from the Participant’s spouse (if any) in the form of Exhibit A attached hereto. If, at any time subsequent to the date the Participant is issued any shares of Common Stock and prior to the occurrence of a Termination Event, the Participant becomes legally married (whether in the first instance or to a different spouse), the Participant shall cause his or her spouse to execute and deliver to the Company a consent in the form of Exhibit A attached hereto. The Participant’s failure to deliver the Company an executed consent in the form of Exhibit A at any time when the Participant would otherwise be required to deliver such consent shall constitute the Participant’s continuing representation and warranty that the Participant is not legally married as of such date. Prior to the issuance of any shares of Common Stock hereunder, Participant will deliver to the Company an executed joinder to the Stockholders Agreement.

12.                               Entire Agreement; Termination and Amendment. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.

13.                               Rights of Participant. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s provision of services at any time (for any reason and with or without Cause), nor confer upon the Participant any right to continue to provide services to the Company or any of its Subsidiaries for any period of time or to continue to receive the Participant’s present (or any other) compensation.

14.                               Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes. This authorization and consent is freely given by the Participant.

15.                               Compliance with Laws. The grant of RSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

16.                               Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 5 hereof) any part of this Agreement without the prior express written consent of the Company.

17.                               Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18.                               Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19.                               Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereunder.

20.                               Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

21.                               Remedies. Each of the Company, the Participant and the Investors will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Participant and the Company acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

22.                               Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Agreement at any time; (b) the award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary compensation (if any), and shall not be considered as part of such compensation in the event of termination or resignation.

23.                               Notices. Any notice required or permitted under this Agreement shall be in writing and shall be either delivered by electronic transmission (i.e., electronic mail or facsimile) (which shall be effective upon receipt of confirmation of successful transmission), personally delivered, or mailed by first class mail, return receipt requested, to the Participant at the address indicated in the Company’s records for such Person, and to the Company at the facsimile number and address below indicated:

Notices to the Company:

Roaring Fork Holdings, Inc.

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, CA 94111

Fax:                                                                       (415) 765-6666

Attention:                                         David A. Breach (dbreach@vistaequitypartners.com)

Michael Fosnaugh (mfosnaugh@vistaequitypartners.com)

With a copy to:

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

Fax:                                                                       (415) 439-1500

Attention:                                         Stuart E. Casillas, P.C. (stuart.casillas@kirkland.com)

or such other facsimile number or address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under the Plan shall be deemed to have been given when so delivered or mailed.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ROARING FORK HOLDING, INC.

By:
Name:
Title:

PARTICIPANT

Name:	[ ]

EXHIBIT A

Form of Spousal Consent

SPOUSAL CONSENT

The undersigned spouse hereby acknowledges that I have read the following agreements to which my spouse is a party:

Roaring Fork Holding, Inc. 2016 Stock Option Plan,

Stockholders Agreement

Non-Employee Outside Director Restricted Stock Unit Agreement

and that I understand their contents. I am aware that such agreements provide for the repurchase of certain of my spouse’s capital stock of Roaring Fork Holdings, Inc. (the “Company”), under certain circumstances and impose other restrictions on such capital stock. I agree that my spouse’s interest in such capital stock is subject to the agreements referred to above and the other agreements referred to therein and any interest I may have in such capital stock shall be irrevocably bound by these agreements and the other agreements referred to therein and further that my community property interest (if any) shall be similarly bound by these agreements.

The undersigned spouse irrevocably constitutes and appoints [        ] (the “Stockholder”) as the undersigned’s true and lawful attorney and proxy in the undersigned’s name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all capital stock of the Company in which the undersigned now has or hereafter acquires any interest and in any and all capital stock of the Company now or hereafter held of record by the Stockholder (including but not limited to, the right, without further signature, consent or knowledge of the undersigned spouse, to exercise or not to exercise any and all options under any appropriate agreements and to exercise amendments and modifications of and to terminate the foregoing agreements and to dispose of any and all such capital stock and options), with all powers the undersigned spouse would possess if personally present, it being expressly understood and intended by the undersigned that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of the Stockholder, or dissolution of marriage and this proxy will not terminate without consent of the Stockholder and the Company.

Stockholder:	Spouse of Stockholder (if applicable):

Signature	Signature

Printed Name	Printed Name

Dated	Dated

SUBSCRIBED AND SWORN to

before me this                 day

of                      , 20

My Commission Expires

Notary Public